Form N-SAR, Sub-Item 77D
Policies with respect to security investments


Nuveen Preferred Securities Fund,
a series of Nuveen Investment Trust V
811-01979



On January 29, 2016, the Funds Prospectus was
 changed to reflect an investment policy change removing the limit for investing up to 35% in non-
US issuers. A copy of the Prospectus is contained in the Form 485BPOS filing on January 28, 2016, accession number 0001193125-16-440710 and is herein incorporated by reference as an exhibit to the Sub-Item 77D of Form N-SAR.